UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 8, 2024

GILEAD SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 Lakeside Drive, Foster City, California
(Address of principal executive offices)
94404
(Zip Code)
650-574-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	GILD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2024, the Board of Directors (the “Board”) of Gilead Sciences, Inc. (the “Company”) adopted amendments to the Company’s Restated Certificate of Incorporation (the “Amendment”) to reflect new Delaware law provisions regarding officer exculpation under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). On May 8, 2024, the Company’s stockholders approved the Amendment at the Company’s 2024 annual meeting of stockholders (the “Annual Meeting”). The Amendment is attached to this Current Report on Form 8-K as Exhibit 3.1. On the same day, the Board adopted a restatement of the Company’s Restated Certificate of Incorporation (the “Restated Charter”), which incorporates the provisions included in the Amendment. The Restated Charter is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated by reference herein.
Item 5.07    Submission of Matters to a Vote of Security Holders.
The Annual Meeting was held on May 8, 2024. Of the 1,246,969,303 shares of the Company’s common stock entitled to vote at the Annual Meeting, 1,115,379,536 shares were represented at the beginning of the meeting in person or by proxy, which constituted a quorum. The voting results are presented below.
The Company’s stockholders elected nine directors to serve for the next year and until their successors are elected and qualified. The votes regarding the election of directors were as follows:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Jacqueline K. Barton, Ph.D.	995,391,975	12,399,781	1,373,568	106,243,270
Jeffrey A. Bluestone, Ph.D.	1,000,314,606	7,419,797	1,430,921	106,243,270
Sandra J. Horning, M.D.	985,486,994	22,304,826	1,373,504	106,243,270
Kelly A. Kramer	980,895,123	26,851,069	1,419,132	106,243,270
Ted W. Love, M.D.	1,002,644,132	5,021,345	1,499,847	106,243,270
Harish Manwani	968,115,418	39,518,665	1,531,241	106,243,270
Daniel P. O’Day	939,111,309	63,134,940	6,919,075	106,243,270
Javier J. Rodriguez	1,000,194,729	7,506,046	1,464,549	106,243,270
Anthony Welters	932,173,164	75,508,127	1,484,033	106,243,270
The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposal received the following votes:

Votes For	1,039,381,050
Votes Against	74,100,517
Abstentions	1,927,027
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s Named Executive Officers as presented in the Proxy Statement. The proposal received the following votes:

Votes For	928,702,915
Votes Against	78,647,808
Abstentions	1,814,601
Broker Non-Votes	106,243,270
The Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. The proposal received the following votes:

Vote For	905,468,022
Vote Against	101,692,634
Abstentions	2,004,668
Broker Non-Votes	106,243,270

The Company’s stockholders did not approve a stockholder proposal requesting that the Board include one member from the Company’s non-management employees. The proposal received the following votes:

Votes For	59,235,065
Votes Against	946,161,838
Abstentions	3,768,421
Broker Non-Votes	106,243,270
The Company’s stockholders did not approve a stockholder proposal requesting that the Board issue a report detailing the risks and costs to the Company caused by opposing or otherwise altering Company policy in response to state policies regulating abortion, and detailing any strategies beyond litigation and legal compliance that the Company may deploy to minimize or mitigate these risks. The proposal received the following votes:

Votes For	17,930,954
Votes Against	977,168,730
Abstentions	14,065,640
Broker Non-Votes	106,243,270
The Company’s stockholders did not approve a stockholder proposal requesting that the Board adopt a policy requiring the Company’s named executive officers to retain at least 25% of net-after tax shares of stock acquired through equity pay programs until reaching normal retirement age (at least age 60). The proposal received the following votes:

Votes For	361,356,676
Votes Against	645,764,310
Abstentions	2,044,338
Broker Non-Votes	106,243,270
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of Gilead Sciences, Inc., as amended May 9, 2024
3.2	Restated Certificate of Incorporation of Gilead Sciences, Inc., as amended May 9, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ DEBORAH H. TELMAN
Deborah H. Telman EVP, Corporate Affairs, General Counsel and Corporate Secretary

Date: May 9, 2024